UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2009

SMARTHEAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53052	98-0514768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027

(Address of Principal Executive Offices)   (Zip Code)

+86 (24) 2519-7699

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 31, 2009, Mr. Frederic Rittereiser notified the Board of Directors (the "Board of Directors") of SmartHeat, Inc. (the "Company") of his intent to voluntarily retire as a director of the Company, effective July 31, 2009. The Company thanks Mr. Rittereiser for his service as a member of the Board of Directors. Mr. Rittereiser and the Company note that he is not resigning because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.  Mr. Rittereiser was chairman of the Corporate Governance and Nominating Committee a member of the Audit Committee and Compensation Committee and is being replaced by Mr. Xin Li as the chairman of the Corporate Governance and Nominating Committee. The Board of Directors has voted to reduce the number of its members to five (5) and reduce the number of members of each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee to three (3).

ITEM 9.01 Financial Statements And Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2009

SMARTHEAT INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Chairman & Chief Executive Officer